AGREEMENT

THIS AGREEMENT ("Agreement") is made and entered into as of the ___ day of February, 2008, by and between ALANCO TECHNOLOGIES, INC., an Arizona corporation ("Alanco"), STARTRAK SYSTEMS, LLC, a Delaware limited liability company ("StarTrak"), and TENIX HOLDING INC., a Delaware corporation ("Tenix").

RECITALS:

The parties hereto and others entered into that certain Agreement and Plan of Reorganization, dated June 25, 2006, pursuant to which Alanco acquired StarTrak. Tenix was a member of StarTrak.

At the time of the acquisition of StarTrak by Alanco, StarTrak owed Tenix $2,000,000 pursuant to that certain Promissory Note, dated June 21, 2006, in said principal amount (the "Note"), and Alanco caused StarTrak to pay Tenix $500,000 upon the closing of the acquisition. Alanco guaranteed payment of the Note balance of $1,500,000 to Tenix.

The parties desire to convert a portion of the balance of the Note into shares of Alanco's Class A Common Stock and to restructure payment of the balance of the Note.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Conversion of $1,000,000 of Note to Stock. Upon the date hereof, $1,000,000 of the Note shall be converted into 800,000 shares of Alanco's Class A Common Stock (the "Shares").

2. Registration of Shares. As soon hereafter as practicable, but in no event more than sixty (60) days following the date hereof, Alanco shall file an S-3 registration statement under the Securities Act of 1933 with respect to the Shares, and use its best efforts to have the registration statement declared effective by the SEC as soon as possible thereafter. All expenses of registering said shares shall be borne by Alanco, excluding underwriting commissions, if any.

3. Private Placement Status; Representations and Warranties of Tenix.

         3.1 Tenix represents and warrants as follows and acknowledges and confirms that Alanco is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Alanco or on its behalf:

                  a. Tenix has such knowledge and experience in financial and business matters, or has relied upon advisors who are so qualified, that is capable of evaluating the merits and risks of the investment by it in Alanco as contemplated by this Agreement and is able to bear the economic risk of such investment for an indefinite period of time. Tenix has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of

Alanco concerning the business and financial condition of Alanco and the terms and conditions of this Agreement and the issuance of securities contemplated hereby.

                  b. Tenix is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution. Tenix understands that the Shares to be issued to it hereunder have not been registered under the Securities Act of 1933 ("Act") by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the accuracy of the representations expressed herein.

                  c. Tenix acknowledges that unless a registration statement becomes effective with respect to the resale of the Shares, the Shares must be held until qualified for resale under the rules of the Securities Exchange Commission and may not be sold or offered for sale in the absence of an effective registration statement as to such securities under said Act and any applicable state securities laws or unless an exemption from such registration is available.

         3.2 Legend. Each certificate representing the Shares shall be endorsed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS COVERING SUCH SECURITIES, OR THE ISSUER RECEIVES EVIDENCE SATISFACTORY TO IT THAT ANOTHER EXEMPTION FROM REGISTRATION IS AVAILABLE.

4. Tenix Fee. Alanco shall pay Tenix a fee in the amount of $50,000 on or before January 30, 2008.

5. Payment of Balance of Note. The remaining balance of the Note, $500,000 shall be paid as follows:

         5.1 Monthly installments of principal in the amount of $20,000, commencing May 1, 2008, and continuing on the first day of each succeeding month through November 1, 2008.

         5.2 The balance of $360,000 shall be paid in full on December 1, 2008.

         5.3 The Note may be pre-paid, in full or in part, at any time, without premium or penalty.

         5.4 All other terms and conditions of the Note shall remain in full force and effect.

6. Alanco's Guarantee of Note. Alanco's guarantee of the Note, as amended herein, shall remain in full force and effect.

7. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any benefits to any person, corporation or other entity, other than the parties hereto, and this Agreement shall be for the sole and exclusive benefit of the parties hereto.

8. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors, heirs, executors, administrators and permitted assigns of the parties hereto. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties.

9. Notices. Any notice or demand to be given by any party shall be given in writing and delivered in person; by courier service during days other than legal holidays; by facsimile transmission between 8:00 a.m. and 5:00 p.m., local time of the recipient; or by certified mail, postage prepaid, to the recipient at their respective addresses set forth below. Any such notices or demands shall be deemed effective on the date of receipt if delivered in person, by courier service or by facsimile transmission posting, and three business days following posting if mailed by certified mail, provided, however, any notice sent by facsimile transmission shall be given by overnight delivery or other personal delivery on the next business day. Any recipient may change its address for notices by notice given in accordance herewith.

         (a) If to Alanco or StarTrak:

                  Alanco Technologies, Inc.
                  15575 North 83rd Way, Suite 3
                  Scottsdale, AZ 85260
                  Atttn: Robert R. Kauffman, President
                  (Facsimile Number (602) 607-1515)

         (b) If to Tenix:

                  Tenix Holding Inc.
                  c/o Tenix Pty Ltd
                  141 Walker Street
                  North Sydney NSW 2060
                  Australia
                  Attn: Steven Hedge
                  (Facsimile Number +612 9963 9690)

10. Severability. In the event any covenant, condition or other provision of this Agreement is held to be invalid or unenforceable by a final judgment of a court of competent jurisdiction, then such covenant, condition or other provision shall be automatically terminated and performance thereof waived, and such invalidity or unenforceability shall in no way affect any of the other covenants, conditions or provisions hereof, and the parties hereto shall negotiate in good faith to agree to such amendments, modifications or supplements of or to this Agreement or such other appropriate actions as, to the maximum extent practicable, shall implement and give effect to the intentions of the parties as reflected herein.

11. Entire Agreement. This Agreement and the Additional Agreements contain all of the terms agreed upon by the parties with respect to the subject matter hereof and thereof and there are no representations or understandings between the parties except as provided herein and therein. This Agreement may not be amended or modified in any way except by a written amendment to this Agreement duly executed by the parties.

12. Waiver. No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

13. Applicable Law. This Agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with the laws of the State of Arizona.

14. Attorneys' Fees. In any action brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs as determined by the court and not the jury.

15. Equitable Relief. The parties agree that the remedies at law for any breach of the terms of this Agreement are inadequate. Accordingly, the parties consent and agree that an injunction may be issued to restrain any breach or alleged breach of such provisions. The parties agree that terms of this Agreement shall be enforceable by a decree of specific performance. Such remedies shall be cumulative and not exclusive, and shall be in addition to any other remedies which the parties may have at law or in equity.

16. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument. No party shall be bound until each party has signed at least one (1) such counterpart.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their respective names as of the day and year first above written.

ALANCO TECHNOLOGIES, INC.
an Arizona corporation

By: _________________________________________
         Robert R. Kauffman, Chief Executive Officer

STARTRAK SYSTEMS, LLC
a Delaware limited liability company

By: _______________________________________
         Robert R. Kauffman, Manager

TENIX HOLDING, INC.
a Delaware corporation

By: _______________________________________

   Its: ____________________________________